UNITED STATES  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

MARLEY COFFEE INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52161

(Commission File Number)

N/A

(IRS Employer Identification No.)

357 South Fairfax Avenue, Suite 321 Los Angeles, CA 90036

(Address of principal executive offices and Zip Code)

(310) 467-9832

Registrant's telephone number, including area code

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On June 3, 2009, Marley Coffee Inc.’s (the “Company”), former Director, David O’Neill, and Rohan Marley entered into a Stock Transfer Agreement whereby Mr. Marley transferred his 12,635,592 shares of common stock in the Company, representing 38.7% of the Company’s outstanding shares of common stock, to David O’Neill.

As a result of the Closing, Mr. O’Neill obtained control of approximately 38.7% of the Company’s voting shares.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009

MARLEY COFFEE INC.

/s/ Shane Whittle
Shane Whittle
President & Director